UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2010

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 Commission File Number	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, in December 2009, Agroindustrial Nova Ponte Ltda. (“Nova Ponte”) and Bunge Alimentos S.A. (“Bunge Alimentos”), two indirect wholly owned subsidiaries of Bunge Limited (collectively, “Bunge”), entered into an agreement with Usina Moema Participações S.A. (“Moema Par”) and its shareholders (the “Moema Par Shareholders”) to acquire 100% of Moema Par in exchange for Bunge Limited common shares (the “Moema Par Transaction”).  Moema Par wholly owned one sugarcane mill in Brazil and had ownership interests in five others (collectively, the “Moema Group”).  In January 2010, Nova Ponte and Bunge Alimentos entered into agreements with other shareholders (the “Minority Shareholders”) in the Moema Group, which provided, in the case of four of the five mills not wholly owned by Moema Par, for the purchase by Bunge of the ownership interests of such shareholders in such mills (the “Minority Transactions” and together with the Moema Par Transaction, the “Exchange Transactions”).  Pursuant to the terms of the agreements related to the Minority Transactions, two of the Minority Shareholders were entitled to receive cash for their interests, while the remaining Minority Shareholders were entitled to receive Bunge Limited common shares.

The closings of the Exchange Transactions occurred on February 5, February 9 and February 11, 2010.  Additionally, in connection with the closings of the Exchange Transactions, the other shareholder in the fifth mill not wholly owned by Moema Par exercised its right pursuant to an agreement between it and Moema Par to acquire Moema Par’s interests in such mill in exchange for the interests of such shareholder in another of the five mills and a cash payment from such shareholder to Moema Par (such exchange and cash payment, together with the Exchange Transactions, the “Transactions”).  As a result of the Transactions, Bunge now owns 100% of five of the six sugarcane mills that comprised the Moema Group.

In connection with the closings of the Exchange Transactions, Bunge Limited issued to the Moema Par Shareholders and the Minority Shareholders 9,718,632 Bunge Limited common shares in private placement transactions in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.  These shares, together with the cash payments made at closing to the Minority Shareholders not receiving Bunge Limited common shares for their interests, represented approximately 90% of the base purchase price for the assets acquired in the Exchange Transactions, with the balance (which could be greater or less than the 10% of the base price common shares that have been retained by Bunge) to be paid following determination of a post-closing adjustment based on the working capital and net indebtedness of the acquired assets at closing, which has not yet been determined.  Bunge expects to issue approximately 10.8 million shares in the aggregate in connection with the Transactions, subject to the post-closing adjustments referred to above.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

To the extent that pro forma financial information is required by this Item, such information will be filed in an amendment to this Current Report within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

Cautionary Statement Concerning Forward-Looking Statements

This document contains both historical and forward-looking statements.  All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities.  We have tried to identify these forward-looking statements by using words including "may," "will," “should,” “could,” "expect," "anticipate," "believe," “plan,” "intend," "estimate," "continue" and similar expressions.  These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  The following important factors, among others, could affect our business and financial performance: industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business, fluctuations in energy and freight costs and competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, including the transactions discussed herein, dispositions, joint ventures and strategic alliances; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; and other factors affecting our business generally.  The forward-looking statements included herein are made only as of the date hereof, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 11, 2010

BUNGE LIMITED

By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Assistant General Counsel